Exhibit 99.1

JENNIFER CONVERTIBLES, INC.

419 CROSSWAYS PARK DRIVE

WOODBURY, NY 11797

516-496-1900

FOR IMMEDIATE RELEASE                                                                                Contact:         Donald Radcliffe

                                                                                                                                                            Radcliffe & Associates

                                                                                                                                                            212-605-0201

JENNIFER CONVERTIBLES REGAINS COMPLIANCE

WITH AMEX LISTING REQUIREMENTS

Woodbury, New York ***December 8, 2006*** Jennifer Convertibles, Inc. (AMEX: JEN) announced today that it has received a letter from the American Stock Exchange (“Amex”) dated December 5, 2006 informing the Company that based upon the Company’s filing of its Form 10-K for the fiscal year ended August 26,2006, the Company has resolved the continued listing deficiencies referenced in the Amex letter dated January 5, 2006.  However, pursuant to Section 1099(f) of the Amex Company Guide, the Company’s Plan Period will remain open until it has been able to demonstrate compliance with the continued listing standards for two consecutive quarters or by the end of the Plan Period, July 5, 2007.

Harley J. Greenfield, Chief Executive Officer of Jennifer said, “ We are pleased to have achieved compliance with the AMEX requirements one quarter ahead of our initial plan and intend to continue to meet these requirements in the future.”

Jennifer Convertibles is the owner and licensor of the largest group of sofabed specialty retail stores in the United States, with 172 Jennifer Convertiblesâ stores and is the largest specialty retailer of leather furniture with 16 Jennifer Leather stores.  As of December 7, 2006, the Company owned 164 stores and licensed 24 stores. Of the 24 stores, 23 are owned and operated by a related private company and one is managed by the private company.

Statements in this press release other than the statements of historical fact are "forward-looking statements."  Such statements are subject to certain risks and uncertainties, including changes in retail demand, vendor performance and other risk factors identified from time to time in the Company's filings with the Securities and Exchange Commission that could cause actual results to differ materially from any forward-looking statements.  These forward-looking statements represent the Company's judgment as of the date of the release.  The Company disclaims, however, any interest or obligations to update these forward-looking statements.